Execution Copy

THIRTEENTH AMENDMENT TO AMENDED AND RESTATED
LOAN AND SECURITY AGREEMENT

THIRTEENTH AMENDMENT, dated as of September 28, 2007 to the Amended and Restated Loan and Security Agreement, dated as of May 22, 2000, among HWC Wire & Cable Company (formerly known as Houston Wire & Cable Company) (“Borrower”), the lenders named therein (“Lenders”) and Bank of America, N.A. (“Bank of America”) as successor-in-interest to Fleet Capital Corporation, as agent for said Lenders (Bank of America, in such capacity, “Agent”).  Said Amended and Restated Loan and Security Agreement, as amended by a certain First Amendment to Amended and Restated Loan and Security Agreement by and among Borrower, Lenders and Agent dated as of July 13, 2000, by a certain Second Amendment to Amended and Restated Loan and Security Agreement by and among Borrower, Lenders and Agent dated May 30, 2001, by a certain Third Amendment to Amended and Restated Loan and Security Agreement by and among Borrower, Lenders and Agent dated October 22, 2001, by a certain Fourth Amendment to Amended and Restated Loan and Security Agreement by and among Borrower, Lenders and Agent dated December 31, 2002, by a certain Fifth Amendment to Amended and Restated Loan and Security Agreement by and among Borrower, Lenders and Agent dated November 19, 2003, by a certain Sixth Amended to Amended and Restated Loan and Security Agreement dated as of May 26, 2005 by and among Borrower, Lenders and Agent, by a certain Seventh Amendment to Amended and Restated Loan and Security Agreement dated December 14, 2005 by and among Borrower, Agent and Lenders, by a certain Eighth Amendment to Amended and Restated Loan and Security Agreement dated December 30, 2005 by and among Borrower, Agent and Lenders, by a certain Ninth Amendment to Amended and Restated Loan and Security Agreement dated May 23, 2006 by and among Borrower, Agent and Lenders, by a certain Tenth Amendment to Amended and Restated Loan and Security Agreement dated as of November 3, 2006 by and among Borrower, Agent and Lenders, by a certain Eleventh Amendment to Amendment of Restated Loan and Security Agreement dated as of July 31, 2007 by and among Borrower, Agent and Lenders and by a certain Twelfth Amendment to Amended and Restated Loan and Security Agreement dated August 3, 2007 by and among Borrower, Lenders and Agent and as it may be further amended, is hereinafter referred to as the “Loan Agreement.”  The terms used herein and not otherwise defined shall have the meanings attributed to them in the Loan Agreement.  References to Agent and/or any Lender shall include Agent’s or such Lender’s predecessor(s)-in-interest.

WHEREAS, Lenders, Agent and Borrower desire to make certain amendments and modifications to the Loan Agreement.

NOW THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained and contained in the Loan Agreement, the parties hereto hereby agree as follows:

1.           Additional and Amended Definitions.  The following definitions of “Thirteenth Amendment” and “Thirteenth Amendment Effective Date” are hereby inserted into Exhibit A to the Loan Agreement.  The definitions of “Applicable Margin,” “Maximum Revolving Loan” and “Total Credit Facility” are hereby deleted from Exhibit A to the Loan Agreement and the following are restated in their stead:

*      *      *

“Applicable Margin– from the Thirteenth Amendment Effective Date to, but not including, the first Adjustment Date (as hereinafter defined) the percentages set forth below with respect to the Base Rate Revolving Credit Portion, the LIBOR Revolving Credit Portion and the Unused Line Fee:

Base Rate Revolving Credit Portion	0%
LIBOR Revolving Credit Portion	1.00%
Unused Line Fee	0.20%

The percentages set forth above will be adjusted on the first day of the month following delivery by Borrower to Agent of the financial statements required to be delivered pursuant to subsection 8.1.3(ii) of the Agreement for each December 31, March 31, June 30 and September 30 during the Term, commencing with the month ending September 30, 2007 (each such date an “Adjustment Date”), effective prospectively, by reference to the applicable “Financial Measurement” (as defined below) for the four quarters most recently ending in accordance with the following:

Financial Measurement	Base Rate Revolving Credit Portion	LIBOR Revolving Credit Portion	Unused Line Fee

> 1.25 to 1	0%	1.50%	0.25%
< 1.25 to 1, but> 0.75 to 1	0%	1.25%	0.225%
< 0.75 to 1	0%	1.00%	0.20%

provided that, (i) if Borrower’s audited financial statements for any fiscal year delivered pursuant to subsection 8.1.3(i) of the Agreement reflect a Financial Measurement that yields a higher Applicable Margin than that yielded by the financial statements previously delivered pursuant to subsection 8.1.3(ii) of the Agreement for such fiscal year, the Applicable Margin shall be readjusted retroactively for the period that was incorrectly calculated and (ii) if Borrower fails to deliver the financial statements required to be delivered pursuant to subsection 8.1.3(i) or subsection 8.1.3(ii) of the Agreement on or before the due date thereof, the interest rate shall automatically adjust to the highest interest rate set forth above, effective prospectively from such due date until that date on which such financial statements are so delivered to Agent.  For purposes hereof, “Financial Measurement” shall mean the Debt to EBITDA Ratio.

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Maximum Revolving Loan– Seventy-Five Million Dollars ($75,000,000).

*      *      *

Total Credit Facility– Seventy-Five Million Dollars ($75,000,000).

*      *      *

Thirteenth Amendment– that certain Thirteenth Amendment to Amended and Restated Loan and Security Agreement dated as of September 28, 2007 by and among Borrower, Agent and Lenders.

*      *      *

Thirteenth Amendment Effective Date– the date on which the conditions precedent to the effectiveness of the Thirteenth Amendment are satisfied.”

2.           Total Credit Facility.  The first paragraph of Section 1 of the Loan Agreement is hereby deleted and the following is inserted in its stead:

“1.           CREDIT FACILITY.

Subject to the terms and conditions of, and in reliance upon the representations and warranties made in, this Agreement and the other Loan Documents, Lenders agree to make a credit facility of up to Seventy-Five Million Dollars ($75,000,000) available upon Borrower’s request therefor, as follows:”

*      *      *

3.           Revolving Loans.  Section 1.1.1(A) of the Loan Agreement is hereby deleted and the following is inserted in its stead:

“1.1           Revolving Credit Loans.

1.1.1   Loans and Reserves.  (A) Loans and Reserves.  The aggregate amount of the Revolving Credit Loans to be made by each Lender (such Lender’s “Revolving Credit Loan Commitment”), pursuant to the terms hereof, shall be the amount set below such Lender’s name on the signature pages hereof.  The aggregate principal amount of the Revolving Credit Loan Commitments is Seventy-Five Million Dollars ($75,000,000).  The percentage equal to the quotient of (x) each Lender’s Revolving Credit Loan Commitment, divided by (y) the aggregate of all Revolving Credit Loan Commitments, is that Lender’s “Revolving Credit Percentage”.  Subject to all of the terms and conditions of this Agreement, each Lender agrees, for so long as no Default or Event of Default exists, to make Revolving Credit Loans to Borrower from time to time, as requested by Borrower in accordance with the terms of Section 3.1 hereof, up to a maximum principal amount at any time outstanding equal to the product of (A) the Borrowing Base at such time multiplied by (B) such Lender’s Revolving Credit Percentage.  It is expressly understood and agreed that Agent and Lenders may use the Borrowing Base as a maximum ceiling on Revolving Credit Loans outstanding to Borrower at any time.  If the unpaid balance of the Revolving Credit Loans should exceed the ceiling so determined or any other limitation set forth in this Agreement, such Revolving Credit Loans shall nevertheless constitute Obligations that are secured by the Collateral and entitled to all the benefits thereof.  In no event shall Lenders be required to make a Revolving Credit Loan at any time that there exists a Default or an Event of Default.  Agent shall have the right to establish reserves in such amounts, and with respect to such matters, as Agent shall deem necessary or appropriate in the reasonable exercise of Agent’s credit judgment, against the amount of Revolving Credit Loans which Borrower may otherwise request under this Section 1.1.1., including, without limitation, with respect to (i) price adjustments, damages, unearned discounts, returned products or other matters for which credit memoranda are issued in the ordinary course of Borrower’s business; (ii) shrinkage, spoilage and obsolescence of Inventory; (iii) slow moving Inventory; (iv) other sums chargeable against Borrower’s Loan Account as Revolving Credit Loans under any section of this Agreement; (v) amounts owing by Borrower to any Person to the extent secured by a Lien on, or trust over, any Property of Borrower; and (vi) such other matters, events, conditions or contingencies from time to time hereunder as to which Agent, in its reasonable credit judgment, determines reserves should be established from time to time hereunder.”

4.           Distribution.  Subsection 8.2.7 of the Loan Agreement is hereby deleted and the following is inserted in its stead:

“8.2.7  Distributions.  Declare or make, or permit any Subsidiary of Borrower to declare or make, any Distributions, except that:

(a)           Subsidiaries of Borrower may make Distributions to Borrower with respect to their common Stock;

(b)           Borrower may pay dividends to Guarantor in an amount sufficient to maintain the corporate existence of Guarantor, to pay income taxes and to pay the reasonable out-of-pocket expenses of Guarantor and audit fees and expenses, not to exceed $100,000 per annum in the aggregate;

(c)           Borrower may pay dividends to Guarantor for further distribution to its stockholders in an amount not to exceed the lesser of (x) income taxes on phantom income incurred on the issuance of payment-in-kind notes with respect to the Guarantor Subordinated Debt or (y) $125,000 per year;

(d)           Borrower may pay dividends to Guarantor of up to $100,000 in each Fiscal Year to repurchase the capital stock of employees who die or terminate their employment with Borrower; and

(e)           Borrower may make Distributions to Guarantor to permit Guarantor to pay dividends on Guarantor’s common Stock so long as after giving effect to any such Distribution, (i) no Event of Default shall have occurred and is continuing, (ii) the aggregate amount of all such Distributions made within the most recently ended twelve month period plus the amount of the proposed Distribution does not exceed, within any twelve month period, $10,000,000, and (iii) Availability was or will not be less than $15,000,000 at any time within the 90 days immediately prior to the date of such Distribution or after giving effect to such Distribution and any pending Distribution for declared but unpaid dividends or common Stock repurchases.

(f)           On or prior to August 30, 2009, Borrower may make Distributions to Guarantor to permit Guarantor to make repurchases of, Guarantor’s common Stock so long as after giving Guarantors  effect to any such Distribution, (i) no Event of Default shall have occurred and is continuing, (ii) the aggregate amount of all such Distributions does not exceed $50,000,000, and (iii) Availability was or will not be less than $15,000,000 at any time within the 90 days immediately prior to the date of such Distribution or after giving effect to such Distribution and any pending Distributions for declared but unpaid dividends or common Stock repurchases.

5.           Fee.  In order to induce Bank of America, as a Lender, to increase its Revolving Loan Commitment by $20,000,000, Borrower agrees to pay to Agent, for the benefit of Bank of America, a fee in the amount of $20,000.  Said fee shall be due and payable and fully earned and non-refundable on the date hereof.

6.           Conditions Precedent.  This Thirteenth Amendment shall become effective upon satisfaction of each of the following conditions precedent:

(a)           Agent shall have received each of the following documents, each in form and substance acceptable to Agent:

(i)           Copy of this Thirteenth Amendment, duly executed by Borrower, Guarantor, Agent and each Lender;

(ii)           Amended and Restated Revolving Credit Notes in the forms attached hereto and incorporated herein as Exhibits A-1 and A-2 attached to this Thirteenth Amendment executed by Borrower; and

(iii)           Copies of resolutions of the Board of Directors of Borrower authorizing this Thirteenth Amendment certified as true and correct by the Secretary of Borrower.

The date on which all of the conditions precedent listed above are satisfied or waived is hereinafter referred to as the “Thirteenth Amendment Effective Date.”  After the Thirteenth Amendment Effective Date, Lenders shall deliver to Borrower the Revolving Credit Notes and Term Notes previously executed and delivered by Borrower to Lenders, which Notes shall be marked “Amended and Superceded.”

7.           Signature Block.  The signature block to the Loan Agreement is hereby amended to read as the signature block to this Thirteenth Amendment.

8.           Continuing Effect.  Except as otherwise specifically set out herein, the provisions of the Loan Agreement shall remain in full force and effect.

9.           Governing Law.  This Thirteenth Amendment and the obligations arising hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of Illinois applicable to contracts made and performed in such state, without regard to the principles thereof regarding conflict of laws.

10.           Counterparts.  This Thirteenth Amendment may be executed in any number of separate counterparts, each of which shall, collectively and separately, constitute one agreement.

11.           No Novation.  The amended and restated Revolving Credit Notes to be delivered pursuant to this Thirteenth Amendment replace and supercede those certain promissory notes in the principal amount of $35,000,000 and $20,000,000, respectively, each dated August 3, 2007 (the “Original Notes”) and the execution and delivery of such amended and restated Revolving Credit Notes shall not constitute (a) an extinguishment of the indebtedness of Borrower to the applicable Lender evidenced by the Original Notes or (b) a novation of any such indebtedness or any of the Original Notes.

(Signature Page Follows)

(Signature Page to Thirteenth Amendment to Amended and Restated
Loan and Security Agreement)

IN WITNESS WHEREOF, this Thirteenth Amendment has been duly executed as of the first day written above.

HWC WIRE & CABLE COMPANY, as Borrower		HOUSTON WIRE & CABLE COMPANY, as Guarantor

By:	/s/ Nicol G. Graham	By:	/s/ Charles A. Sorrentino
Name:	Nicol. G. Graham	Name:	Charles A. Sorrentino
Title:	Vice President & Chief Financial Officer	Title:	President and Chief Executive Officer

THE CIT GROUP/BUSINESS CREDIT, INC., as a Lender		BANK OF AMERICA, N.A., as Agent and a Lender

By:	/s/ Alan R. Schnacke	By:	/s/ Sandra J. Evans
Name:	Alan R. Schnacke	Name:	Sandra J. Evans
Title:	Vice President	Title:	Senior Vice President

Revolving Loan Commitment: $20,000,000		Revolving Loan Commitment: $55,000,000

EXHIBIT A-1

AMENDED AND RESTATED REVOLVING CREDIT NOTE

$55,000,000	Amended and Restated As of September __, 2007 Chicago, Illinois

FOR VALUE RECEIVED, the undersigned, (hereinafter “Borrower”), hereby PROMISES TO PAY to the order of Bank of America, N.A., a national banking association (“Lender”), or its registered assigns, at the principal office of Bank of America, N.A., as agent for such Lender, or at such other place in the United States of America as the holder of this Note may designate from time to time in writing, in lawful money of the United States of America and in immediately available funds, the principal amount of Fifty-Five Million Dollars ($55,000,000), or such lesser principal amount as may be outstanding pursuant to the Loan Agreement (as hereinafter defined) with respect to the Revolving Credit Loan, together with interest on the unpaid principal amount of this Note outstanding from time to time.

This Note is one of the Revolving Credit Notes referred to in, and issued pursuant to, that certain Amended and Restated Loan and Security Agreement dated as of May 22, 2000 by and among Borrower, the lender signatories thereto (including Lender) and Fleet Capital Corporation, the predecessor-in-interest to Bank of America, N.A. (“Bank of America”), as agent for such Lenders (Bank of America in such capacity “Agent”) (hereinafter amended from time to time, the “Loan Agreement”), and is entitled to the benefit and security of the Loan Agreement.  All of the terms, covenants and conditions of the Loan Agreement and the Security Documents are hereby made a part of this Note and are deemed incorporated herein in full.  All capitalized terms herein, unless otherwise defined, unless otherwise specifically defined in this Note, shall have the meanings ascribed to them in the Loan Agreement.

The principal amount of the indebtedness evidenced hereby shall be payable in the amounts and on the dates specified in the Loan Agreement and, if not sooner paid in full, on the Commitment Termination Date, unless the term hereof is extended in accordance with the Loan Agreement.  Interest thereon shall be paid until such principal amount is paid in full at such interest rates and at such times as are specified in the Loan Agreement.

Upon and after the occurrence, and during the continuation, of an Event of Default, this Note shall or may, as provided in the Loan Agreement, become or be declared immediately due and payable.

The right to receive principal of, and stated interest on, this Note may only be transferred in accordance with the provisions of the Loan Agreement.

Demand, presentment, protest and notice of nonpayment and protest are hereby waived by Borrower.

A-1-1

This Note shall be interpreted, governed by, and construed in accordance with, the internal laws of the State of Illinois.

HWC WIRE & CABLE COMPANY

By:
Name:
Title:

A-1-2

EXHIBIT A-2

AMENDED AND RESTATED REVOLVING CREDIT NOTE

$20,000,000	Amended and Restated As of September __, 2007 Chicago, Illinois

FOR VALUE RECEIVED, the undersigned, (hereinafter “Borrower”), hereby PROMISES TO PAY to the order of The CIT Group/Business Credit, Inc., a New York corporation (“Lender”), or its registered assigns, at the principal office of Bank of America, N.A., as agent for such Lender, or at such other place in the United States of America as the holder of this Note may designate from time to time in writing, in lawful money of the United States of America and in immediately available funds, the principal amount of Twenty Million Dollars ($20,000,000), or such lesser principal amount as may be outstanding pursuant to the Loan Agreement (as hereinafter defined) with respect to the Revolving Credit Loan, together with interest on the unpaid principal amount of this Note outstanding from time to time.

This Note is one of the Revolving Credit Notes referred to in, and issued pursuant to, that certain Amended and Restated Loan and Security Agreement dated as of May 22, 2000 by and among Borrower, the lender signatories thereto (including Lender) and Fleet Capital Corporation, the predecessor-in-interest to Bank of America, N.A. (“Bank of America”), as agent for such Lenders (Bank of America in such capacity “Agent”) (hereinafter amended from time to time, the “Loan Agreement”), and is entitled to the benefit and security of the Loan Agreement.  All of the terms, covenants and conditions of the Loan Agreement and the Security Documents are hereby made a part of this Note and are deemed incorporated herein in full.  All capitalized terms herein, unless otherwise defined, unless otherwise specifically defined in this Note, shall have the meanings ascribed to them in the Loan Agreement.

The principal amount of the indebtedness evidenced hereby shall be payable in the amounts and on the dates specified in the Loan Agreement and, if not sooner paid in full, on the Commitment Termination Date, unless the term hereof is extended in accordance with the Loan Agreement.  Interest thereon shall be paid until such principal amount is paid in full at such interest rates and at such times as are specified in the Loan Agreement.

Upon and after the occurrence, and during the continuation, of an Event of Default, this Note shall or may, as provided in the Loan Agreement, become or be declared immediately due and payable.

The right to receive principal of, and stated interest on, this Note may only be transferred in accordance with the provisions of the Loan Agreement.

Demand, presentment, protest and notice of nonpayment and protest are hereby waived by Borrower.

A-2-1

This Note shall be interpreted, governed by, and construed in accordance with, the internal laws of the State of Illinois.

HWC WIRE & CABLE COMPANY

By:
Name:
Title:

 A-2-2